Fox Factory Holding Corp. Announces Retirement of Fox Factory Founder, Robert C. Fox, Jr. from Board of Directors
Celebrates 44 Year Career After Inventing the First FOX AirShox
SCOTTS VALLEY, California, September 4, 2018 - Fox Factory Holding Corp. (NASDAQ:FOXF) (“FOX” or the “Company”) today announced that Robert (“Bob”) C. Fox, Jr. retired from its Board of Directors on August 29, 2018. The Board of Directors intends to fill the vacancy created by Mr. Fox’s departure in due course.
“On behalf of our Board of Directors and management team, I would like to thank Bob for all his contributions during his tenure as a Director on our board,” said Larry L. Enterline, FOX’s Chief Executive Officer. “His keen business insight and unparalleled passion for the brand he founded will be greatly missed.”
Mr. Enterline continued, “I’d also like to thank him on behalf of the entire organization for his relentless pursuit of innovation that built the company that we all have the pleasure to be a part of and is still alive at FOX today.”
Robert C. Fox, Jr. is the founder of FOX’s namesake company and current operating subsidiary, Fox Factory, Inc., and has served as a director of the Company since January 2008. He served as Chief Executive Officer of Fox Factory, Inc. from its inception in February 1978 until January 2008 and from January 2008 to June 2009, he served as Chief Engineering Officer of the Company. Mr. Fox earned a BS in Physics from Santa Clara University in 1961, and an MBA from Santa Clara University in 1968.
In 1974, Bob Fox set out on a quest to redefine motocross suspension believing that there had to be a better solution. In 1976, Kent Howerton won the 500cc AMA Motocross National Championship on Bob’s AirShox and Marty Smith followed with another 500cc Championship for FOX in 1977. These championship wins created a demand for Bob’s suspension and Fox Factory was born the following year.
About Fox Factory Holding Corp. (NASDAQ: FOXF)
Headquartered in Scotts Valley, CA, Fox Factory Holding Corp. (the "Company") designs and manufactures performance-defining ride dynamics products primarily for bicycles, on-road and off-road vehicles and trucks, side-by-side vehicles, all-terrain vehicles, snowmobiles, specialty vehicles and applications, and motorcycles. The Company is a direct supplier to leading power vehicle original equipment manufacturers ("OEMs"). Additionally, the Company supplies top bicycle OEMs and their contract manufacturers, and provides aftermarket products to retailers and distributors.
FOX is a registered trademark of Fox Factory, Inc. NASDAQ Global Select Market is a registered trademark of The NASDAQ OMX Group, Inc. All rights reserved.

Forward-Looking Statements
Certain statements in this press release may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends that all such statements be subject to the "safe-harbor" provisions contained in those sections. Forward-looking statements generally relate to future events or the Company's future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "might," "will," "would," "should," "expect," "plan," "anticipate," "could," "intend," "target," "project," "contemplate," "believe," "estimate," "predict," "likely," "potential" or "continue" or other similar terms or expressions and the other risks and uncertainties described in "Risk Factors" contained in the Company’s Annual Report on Form 10-K or Quarterly Reports on Form 10-Q or otherwise described in the Company's other filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company's expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company's forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Contact
ICR
Katie Turner
646-277-1228
Katie.turner@icrinc.com